SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


    Date of Report (Date of earliest event reported) December 29, 1995

                 Paine Webber Income Properties Two Limited  Partnership
             (Exact name of registrant as specified in its charter)

     Delaware                       0-10977                      04-2689565
(State or other jurisdiction)    (Commission                (IRS Employer
  of incorporation                File Number)             Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                        FORM 8-K
                                     CURRENT REPORT

                 PAINE WEBBER INCOME PROPERTIES TWO LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Spanish Trace Apartments -

   Disposition Date - December 29, 1995

    On December 29, 1995 the Partnership sold its interest in the Spanish Trace Apartments to an affiliate of the co-venture partner for a net cash price of approximately $2.3 million. In addition, the Partnership will be entitled to its share of the net cash flow generated by the Spanish Trace joint venture through September 30, 1995 and a 10% return on the sale price of $2.3 million from October 1, 1995 through the date of sale, or approximately $56,700. The net sale price for the Partnership's equity interest is based on an agreed upon fair market value of the property of approximately $13.3 million. The agreed upon fair market value is supported by management's most recent independent appraisal of the Spanish Trace Apartments and by the marketing efforts to third-parties which have been conducted over the last year and a half. Under the terms of the Spanish Trace joint venture agreement, the co-venture partner had the right to match any third-party offer to purchase the property. Accordingly, a negotiated sale to the co-venturer or its affiliate at the appropriate market price represents the most expeditious and advantageous way for the Partnership to sell this remaining investment. Conditions in the markets for multi-family residential properties across the country have demonstrated gradual improvement throughout fiscal 1995. The absence of significant new construction activity has allowed the oversupply which existed in many markets as a result of the overbuilding of the late 1980s to be absorbed. The results of this absorption have been stabilized occupancy levels and a gradual improvement in rental rates, which have had a positive impact on cash flow levels and, consequently, property values. In addition, the implementation of the capital improvement program made possible by the 1993 refinancing of Spanish Trace has supported management's ability to increase rents and add value to the property. As a result, management believes that it is an opportune time to sell the Partnership's interest in the remaining operating investment property and proceed with a formal liquidation of the Partnership in fiscal 1996. After payment of all liquidation-related expenses, the Partnership is expected to have sufficient cash to make a final distribution payment to the Limited Partners of approximately $149 per original $1,000 investment.




ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Acquisition Agreement by and among Paragon Group, L.P., a Delaware limited partnership, ("Purchaser"), Paine Webber Income Properties Two Limited Partnership, a Delaware limited partnership "Seller" and Title Insurance Agency, Inc., a Missouri corporation ("Escrow Agent").

     (2) Assignment of Partnership Interests by Paine Webber Income Properties Two Limited Partnership, a Delaware limited partnership ("Seller")

      ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of October 17, 1995 by and among PARAGON GROUP L.P., a Delaware limited partnership ("Purchaser"), PAINE WEBBER INCOME PROPERTIES TWO LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller") and TITLE INSURERS AGENCY, INC., a Missouri corporation ("Escrow Agent").

     WHEREAS, Seller is a general partner and St. Louis Spanish Trace Company, L.P., a Missouri limited partnership (the "Paragon General Partner"), is the other general partner of Spanish Trace Associates, a Missouri general partnership (the "Partnership"), pursuant to that certain Partnership Agreement dated as of December 23, 1980, as subsequently amended (the "Partnership Agreement");

     WHEREAS, the Partnership is the owner of a 372 unit garden apartment development situated on approximately 20 acres of land located in St. Louis County, Missouri, and known as Spanish Trace Apartments (the "Property");

     WHEREAS, the parties hereto desire that Purchaser acquire from Seller all of Seller's right, title and interest in the Partnership (the "Partnership Interest") upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:


      ARTICLE I
      TRANSFER AND PARTNERSHIP INTEREST

     1.1 Partnership Interest to be Acquired. On the Closing Date (as hereinafter defined), in accordance with the terms and conditions set forth herein, Seller shall transfer to Purchaser, and Purchaser shall acquire from Seller, the Partnership Interest; provided, that in lieu of acquiring the Partnership Interest contemplated by this Agreement, Purchaser may, by providing notice at or before providing the Closing Notice, elect to acquire the Property from the Partnership for cash in an amount that would result in a cash distribution to Seller equal to the Purchase Price (as hereinafter defined) (the "Transaction").

     1.2 Purchase Price; Payment. The total purchase price for the Partnership Interest (the "Purchase Price") shall be $2,300,000 (subject to adjustment as provided in Section 1.4 below).

           The Purchase Price shall be payable to Seller at the Closing by wire transfer of immediately available funds to an account which shall be identified by Seller not less than three (3) days prior to the Closing Date.

     1.3 Closing. The closing of the Transaction by Purchaser (the "Closing") shall take place, subject to satisfaction or waiver of all conditions to Closing set forth in Article V hereof, on such date (the "Closing Date") as specified in a written notice (the "Closing Notice") from Purchaser to Seller, which notice shall be provided to Seller not later than five (5) days prior to the Closing Date stated in the Closing Notice.

     1.4 Effective Date of Closing. In the event the Closing shall occur on or before the Termination Date (as defined below), the Closing shall be deemed effective as of October 1, 1995 and from and after October 1, 1995 Purchaser shall be deemed the owner of the Partnership Interest and entitled to all the rights and privileges associated with the ownership thereof. In addition, in the event the Closing occurs on or before the Termination Date but after October 1, 1995 the Purchase Price shall be increased by an amount equal to $630 for each calendar day which has expired after October 1, 1995 through and including the actual date of Closing. In the event the Closing shall occur after the Termination Date, the Closing shall be deemed effective on the actual date of Closing and there shall be no adjustment in the Purchase Price.

     1.5 At the Closing there shall be created a separate account into which shall be deposited all undistributed net cash flow and/or proceeds of refinancings and other capital transactions through the actual date of Closing which cash flow and/or proceeds shall be distributed as and when permitted, to Seller, the Paragon General Partner and Purchaser pursuant to the terms of the Partnership Agreement and this Agreement (taking into account the effective date of the transfer of the Partnership Interest as provided in Section 1.4 above).

     1.6 Earnest Money. Upon the execution and delivery of this Agreement Purchaser shall deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Earnest Money Deposit") with Escrow Agent. Said Earnest Money Deposit shall be deposited in the form of a check to be cashed and deposited in an interest bearing account by Escrow Agent. All interest earned on such account shall be added to and become a part of the Earnest Money Deposit. Upon Closing of the transaction contemplated by this Agreement the then balance of the Earnest Money Deposit shall be paid over to Seller and credited against Purchaser's obligation to deliver the Purchase Price. In the event the Closing has not occurred on or before the Termination Date because any one or more of the conditions described in Section 5.1 has (have) not been satisfied or waived (or deemed satisfied pursuant to Section 5.3 hereof) by the Termination Date then upon receipt of written notice from Purchaser of such fact Escrow Agent shall promptly deliver the then balance of the Earnest Money Deposit to Purchaser. In all other circumstances the Earnest Money Deposit shall be held by Escrow Agent and disbursed as provided in this Agreement.


      ARTICLE II
      REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     2.1 Organization and Qualification. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The sole general partner of Seller is Second Income Properties, Inc. ("Second Income Properties"), a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Seller and Second Income Properties has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Transaction.

     2.2 Authorization. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary partnership and corporate action and no other proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

           Neither the execution and delivery of this Agreement by Seller, the consummation by Seller of the Transaction, nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Seller, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, easement, restriction or other instrument or obligation to which Seller is a party or by which Seller may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation binding upon Seller.

     2.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Seller to Purchaser and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

     2.4 Brokers. Seller has not employed any broker or finder, or incurred any liability therefor, in connection with the Transaction contemplated by this Agreement.

     2.5   Ownership of Partnership Interest.

           (a) Except as otherwise provided in the Partnership Agreement, Seller
(i) owns the entire right, title and interest in and to the Partnership Interest, (ii) has good and valid title in and to the Partnership Interest,
(iii) has the full right, power, capacity and authority to validly sell, assign, convey and transfer the Partnership Interest, (iv) is not a party to any agreement, executed or executory, to sell, hypothecate or otherwise dispose of the Partnership Interest, (v) has not sold, hypothecated or otherwise disposed of the Partnership Interest, and (vi) owns the Partnership Interest free and clear of all mortgages, pledges, liens, claims, security interests, conditional sales agreements, and any other encumbrances or charges ("Encumbrances").

           (b) Except as otherwise provided in the Partnership Agreement, the Partnership Interest to be transferred hereunder is transferable by Seller by Seller's sole act and deed, and no consent on the part of any other person (other than the Paragon General Partner) is necessary to validate the transfer to Purchaser.

     2.6 No Other Agreements to Sell. Except as otherwise provided in the Partnership Agreement, Seller represents that it has made no agreement with, and will not enter into any agreement prior to the termination of this Agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer or in any way encumber any part or all of the Partnership Interest, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to any part or all of the Partnership Interest.

     2.7 Proceedings, Etc. Seller is not subject to any judgment, order, writ, injunction or decree of any governmental entity which would restrain or prohibit the execution of this Agreement or the other documents and agreements to be executed by Seller in connection herewith (collectively, the "Other Seller Documents") or the consummation of the Transaction. There are no actions or proceedings which are pending, and Seller has not received written notice of any threatened action or proceeding seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the Transaction.

     2.8   Representations and Warranties to be True on Closing _
           -----------------------------------------------------
Date. The representations and warranties made in this Article II will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct in all material respects on the Closing Date as of such earlier date.


      ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.1 Organization, Power and Authority, and Qualification. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Transaction.

     3.2 Authority Relative to this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the Transaction, nor compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, easement, restriction or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets. The execution, delivery and performance of this Agreement and the other documents and agreements to be executed by Purchaser in connection herewith (collectively, the "Other Purchase Documents"), and consummation of the Transaction by the Purchaser, does not violate any applicable state or federal securities laws or regulations and does not require registration or qualification thereunder except as will not have a material adverse effect on Purchaser.

     3.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Purchaser to Seller and constitutes a valid and binding agreement of Purchaser, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity

     3.4 Brokers. Purchaser has not employed any broker or finder, or incurred any liability therefor in connection with the Transaction contemplated by this Agreement.

     3.5 Consents. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Purchaser in connection with the execution, delivery or performance of this Agreement and the Other Purchaser Documents or the consummation of the Transaction. No consent of any partner of the Partnership or any lender, tenant or mortgagee of any Property is required for the Transaction, other than the consent of the Paragon General Partner which is contained herein and any consents required under the mortgage loan described in Section 5.1.5 hereof.

     3.6 Proceedings, Etc. Purchaser is not subject to any judgment, order, writ, injunction or decree of any governmental entity which would restrain or prohibit the execution of this Agreement or the Other Purchaser Documents or the consummation of the Transaction. There are no actions or proceedings which are pending, and Purchaser has not received written notice of any threatened action or proceeding seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the Transaction.

     3.7 Risk of Investment in the Partnership Interest. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Partnership Interest and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership Interest.

     3.8 Qualification. Purchaser is duly qualified to conduct business in those jurisdictions in which the failure to be so qualified would have a material and adverse effect on the Purchaser.

     3.9 No Distribution of Partnership Interest. Purchaser will acquire the Partnership Interest on the Closing Date for investment and not with a view to the distribution (within the meaning of section 2(11) of the Securities Act) thereof.

     3.10 Representations and Warranties to be True on Closing Date. The representations and warranties made in this Article III will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct in all material respects on the Closing Date as of such earlier date.

                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

     4.1 Restrictions on Transfer. Prior to the Closing, Seller shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, (a) assign, sell, mortgage, pledge, hypothecate or otherwise dispose of or encumber, or permit or suffer to exist any Encumbrance on all or any portion of the Partnership Interest, Seller's direct or indirect, legal or beneficial interest in the Partnership or Seller's rights and obligations under either the Partnership Agreement or this Agreement, (b) change Seller's ownership percentage in the Partership, or (c) transfer any rights or obligations hereunder.

     4.2 Covenant to Remedy Breaches. Each party to this Agreement covenants and agrees to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty made by such party hereunder, (b) to satisfy all covenants of such party hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of such party hereunder upon its learning of same.

     4.3 Further Assurances. Each party to this Agreement shall from time to time execute and deliver to the other party all such other and further instruments and documents and take or cause to be taken all such other and further action as the other party may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the other party to effect and evidence the conveyance of the Partnership Interest in accordance with the terms of this Agreement.


                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF TRANSACTION

     5.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the Closing Date of the following conditions:

           5.1.1 Title Report. Purchaser shall have obtained and reviewed a report regarding the status of title to the Property and have found such report acceptable in Purchaser's sole and absolute discretion.

           5.1.2 Survey. Purchaser shall have obtained a current as-built survey of the Property and have found such survey acceptable in Purchaser's sole and absolute discretion.

           5.1.3 Physical Inspection. Purchaser shall have conducted (or shall have had conducted) an inspection of the physical condition of the Property and the condition of all equipment and personal property and have found such condition acceptable in Purchaser's sole and absolute discretion.

           5.1.4 Environmental Report. Purchaser shall have caused a study to be made regarding compliance of the property with environmental and related laws and regulations and have found the results of such study acceptable in Purchaser's sole and absolute discretion.

           5.1.5 Assumption of Indebtedness. Purchaser shall have obtained the consent of the holder of the first lien indebtedness currently encumbering the Property and the consent of the Department of Housing and Urban Development permitting transfer of the Property to Purchaser subject to such indebtedness.

           5.1.6 Representations, Warranties and Covenants. Except as otherwise provided herein or therein, the representatives, warranties, covenants and agreements made by Seller in this Agreement or in any document delivered by Seller pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations, warranties and covenants were made on and as of such date.

           5.1.7 No Material Adverse Change. There shall have been no material adverse change, since the date hereof, in the value of the Partnership Interest or the value or condition of the Property or the Partnership, resulting from a casualty or condemnation with respect to the Property or resulting from any occurrence giving rise to any claim against the Partnership or any claim or litigation having been instituted or made against the Partnership or the Partnership Interest.

     5.1.8 No Order or Injunction. The consummation of the Transaction shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

           5.1.9 Opinion of Counsel. Purchaser shall have received from counsel to Seller an opinion dated the Closing Date, in form and substance satisfactory to Purchaser covering the matters set forth in Sections 2.1 and 2.2 hereof.

           5.1.10  Delivery of  Documents.  Purchaser  shall have  received  (or
Seller shall have delivered into escrow) each of the instruments and certificates referred to in Sections 6.1(a), (b), (c), (d) and (e) hereof, each duly executed on behalf of Seller.

     5.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the Closing Date of the following conditions:

           5.2.1 Representations, Warranties and Covenants. Except as otherwise provided herein or therein, the representations, warranties and covenants made by Purchaser in this Agreement or in any document delivered by Purchaser pursuant to this Agreement shall be true and correct (in all material respects) when made and on and as of the Closing Date as though such representations, warranties and covenants were made on and as of such date.

     5.2.2 No Order or Injunction. The consummation of this Transaction shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

           5.2.3 Consents and Waivers. All consents and waivers of third parties requisite to the consummation of the Transaction by Purchaser shall have been obtained.

           5.2.4 Delivery of Documents and Purchase Price. Seller shall have received (or Purchaser shall have delivered into escrow) the Purchase Price pursuant to Section 6.2(a) and each of the instruments and certificates referred to in Sections 6.2(b), (c) and (e) hereof, each duly executed on behalf of Purchaser.

           5.2.5 Opinion of Counsel. Seller shall have received from counsel to Purchaser the opinion described in Section 6.2(d) hereof.

     5.3 Review Period. Purchaser shall have a period equal to sixty (60) days from and after the date hereof (the "Review Period") to satisfy itself that the conditions provided in Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.4 have been met. At any time during the Review Period Purchaser may deliver to Escrow Agent a written notice (the "Review Period Termination Notice") stating that any one or more of said conditions has (have) not been satisfied and is (are) not likely to be satisfied during the Review Period. Upon receipt of said notice Escrow Agent shall promptly deliver the Earnest Money Deposit to Purchaser and this Agreement shall terminate and no party hereto shall have any further rights or obligations in connection therewith. In the event Purchaser does not deliver the Review Period Termination Notice during the Review Period then at the expiration of the Review Period the aforesaid conditions set forth in Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.4 shall be deemed satisfied.



                                   ARTICLE VI
                                   THE CLOSING

     6.1 Closing Deliveries by Seller. Seller shall deliver or cause to be delivered the following at Closing; provided that Purchaser shall have the option to require that Seller deliver the following in escrow, pursuant to mutually acceptable escrow instructions, up to three (3) days prior to the anticipated Closing Date:

           (a) an Assignment of Partnership Interest, in form and substance satisfactory to Purchaser (the "Assignment of Partnership Interest"), pursuant to which Seller shall convey to Purchaser good and valid title to the Partnership Interest, free and clear of all Encumbrances;

           (b) a certification duly executed by Seller under penalty of perjury, setting forth Seller's address and Federal tax identification number and certifying that Seller is not a "foreign person" in accordance with and for the purpose of the provisions of Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder;

           (c) a certificate, dated the Closing Date, of an authorized officer of the general partner of Seller to the effect that the representations and warranties of Seller set forth in Article III hereof are true and accurate in all material respects as of the Closing Date as if made again on and (except to the extent any such representation and warranty expressly specifies otherwise) as of such date and that all consents necessary for the execution and delivery of this Agreement by Seller and the consummation of the Transaction by Seller have been obtained.

           (d)   the opinion of counsel described in Section 5.1.9 hereof; and

     (e) such other documents and instruments as Purchaser shall reasonably require.

     6.2 Closing Deliveries by Purchaser. At Closing, Purchaser shall deliver or cause to be delivered the following:

     (a) the Purchase Price in accordance with Section 1.2 (as adjusted, if required, pursuant to the provisions of Section 1.4);

     (b) an original, fully completed and executed Assignment of Partnership Interest with respect to the Partnership Interest;

           (c) a certificate, dated the Closing Date, of an authorized officer of the general partner of Purchaser to the effect that (a) all of the conditions set forth in Section 5.1 have been satisfied or waived and (b) all of the representations and warranties of Purchaser set forth in Article III hereof are true and accurate in all material respects as of the Closing Date as if made again on and (except to the extent any such representation and warranty expressly specifies otherwise) as of such date;

           (d) an opinion of counsel to Purchaser dated the Closing Date in form and substance satisfactory to Seller covering the matters set forth in Sections
3.1 and 3.2; and

     (e) such other documents and instruments as Seller and Purchaser agree are necessary or appropriate.


                                   ARTICLE VII
                            TERMINATION AND REMEDIES

     7.1   Termination.  This Agreement may be terminated as follows:

     (a) at any time prior to the Closing Date by mutual written consent of Purchaser and Seller;

           (b) (i) at any time prior to the Closing Date by Purchaser, if there has been a breach by Seller of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, such that if left uncured would cause Section 5.1.6 not to be satisfied and such breach has not been cured within twenty (20) days following receipt by Seller of written notice of such breach;

                 (ii) at any time prior to the Closing Date by Seller, if there has been a breach by Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, such that if left uncured would cause
Section 5.2.1 not to be satisfied and such breach has not been cured within twenty (20) days following receipt by Purchaser of written notice of such breach;

           (c) by either Purchaser or Seller if the Closing Date has not occurred prior to or on the Termination Date (as defined below); provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date or the inability of the condition set forth in Section 5.1.6 or 5.2, as the case may be, to be satisfied. As used herein, the "Termination Date" shall mean December 31, 1995;

           (d)   by Purchaser as provided in Section 5.3 above.

     7.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or Seller as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or Seller or any of their respective partners, trustees, officers or directors except (i) nothing herein shall relieve any party from any liability provided herein for any breach hereof, and (ii) this Section 7.2 shall remain in full force and effect.

     7.3   Remedies.

           7.3.1 Default by Seller. If Purchaser has the right to terminate this Agreement pursuant to Section 7.1(b)(i), Purchaser shall be entitled:

                    (a) To require Seller to consummate and specifically perform the Transaction in accordance with the terms of this Agreement, if necessary through injunction or other court order or process.

                    (b)  To  terminate  this   Agreement   pursuant  to  Section
7.1(b)(i) and to recover the Earnest Money Deposit and/or to pursue any other remedies Purchaser has at law or in equity or otherwise.

                    (c) In addition to the other obligations of Seller under this Section 7.3.1, Purchaser shall have the right to receive and Seller shall pay all reasonable costs and expenses (including attorneys' fees) incurred by reason of Purchaser's exercise of remedies provided for herein.

           7.3.2 Default by Purchaser. If Seller has the right to terminate this Agreement pursuant to Section 7.1(b)(ii), Seller shall be entitled:

                    (a)  To  terminate  this   Agreement   pursuant  to  Section
7.1(b)(ii), and to receive the Earnest Money Deposit as Seller's sole and exclusive remedy.

                    (b) Seller shall also have the right to receive and Purchaser shall pay all reasonable costs and expenses (including attorneys' fees) incurred by reason of Seller's exercise of remedies provided for herein.

     7.4 Specific Performance. Seller acknowledges that the Partnership Interest to be sold and delivered pursuant to this Agreement is unique and that Purchaser has no adequate remedy at law if Seller shall fail to perform any of its obligations to transfer the Partnership Interest hereunder, and Seller therefore confirms and agrees that Purchaser's right to specific performance is essential to protect the rights and interests of Purchaser. Accordingly, in addition to any other remedies which Purchaser may have hereunder or at law or in equity or otherwise, Seller hereby agrees that Purchaser shall have the right to have the obligations to transfer the Partnership Interest pursuant to this Agreement specifically performed by Seller and that Purchaser shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision having jurisdiction as to this matter.



                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 Indemnification by Seller. Effective upon the execution and delivery of the Assignment of Partnership Interest by Seller and the consummation of the sale of the Partnership Interest in accordance with the terms and conditions of this Agreement, Seller shall indemnify, protect, defend and hold harmless Purchaser from and against any and all losses, damages, costs, expenses, claims, liabilities and obligations, fixed or contingent (including, but not limited to, attorneys' fees and court costs) suffered or incurred by Purchaser as a result or by reason of (a) all liabilities or obligations, fixed or contingent, relating to or arising out of the Partnership Interest accruing or arising out of events occurring prior to the effective date of the Closing (as provided in Section 1.4 above) or (b) any breach of the representations, warranties, covenants and agreement given or made by Seller in this Agreement or any instrument, certificate or document delivered by or on behalf of Seller pursuant hereto.

     8.2 Indemnification by Purchaser. Effective upon the execution and delivery of the Assignment of Partnership Interest by Seller and the consummation of the sale of the Partnership Interest in accordance with the terms and conditions of this Agreement, Purchaser shall indemnify, protect, defend and hold harmless Seller from and against any and all losses, damages, costs, expenses, claims, liabilities and obligations, fixed or contingent (including, but not limited to, attorneys' fees and court costs) suffered or incurred by Seller as a result or by reason of (a) all liabilities or obligations, fixed or contingent, relating to or arising out of the Partnership Interest accruing or arising out of events occurring on or after the effective date of the Closing (as provided in Section
1.4 above) or (b) any breach of the representations, warranties, covenants and agreement given or made by Purchaser in this Agreement or any instrument, certificate or document delivered by or on behalf of Purchaser pursuant hereto.

     8.3 Procedures, Conditions of Indemnification. With respect to any indemnification provided pursuant to this Agreement, the indemnified party agrees to give prompt written notice to the indemnifying party of any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless that indemnifying party's rights with respect to such Claim are thereby demonstrably and materially prejudiced.

           The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Agreement resulting from any Claim shall be subject to the following terms and conditions:

           (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim.

           (b) In the event that the indemnifying party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the indemnified party shall fail to defend, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of such Claim at any time prior to the settlement, compromise or final determination thereof).

           (c) Anything in this Section 8.3 to the contrary notwithstanding, (i) if the indemnified party notifies the indemnifying party that the indemnified party has concluded that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense to participate in the defense, compromise or settlement of the Claim,
(ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate with respect to such Claim.

           (d) Notwithstanding any other provision of this Section 8.3, the indemnified party may at any time assume full control over the responsibility for any Claim, by written notice to the indemnifying party releasing the indemnifying party from any further indemnity obligation pursuant to this Agreement with respect to said Claim.

           (e) Notwithstanding any other provision of this Section 8.3, no claim for indemnification may be made under this Article VIII as to liabilities or obligations relating to or arising out of events occurring prior to the effective date of the Closing or for any breach of the representations and warranties contained or given pursuant to this Agreement and any instrument, certificate or document delivered pursuant hereto after the expiration of one year following the effective date of the Closing.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Survival of Representations and Warranties. All representations and warranties made by the parties herein or in any schedule, certificate or exhibit furnished in connection herewith shall survive for one year following the effective date of the Closing and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of any party hereto.

     9.2 Notices. All notices, demands, requests or other communications which may be or are required to be given or made by either Seller or Purchaser to the other pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

           If to Seller:

                 Paine Webber Income Two Limited Partnership
                 c/o Second Income Properties, Inc.
                 265 Franklin Street
                 Boston, Massachusetts  02110
                 Attention:  Paul G. Corrigan
                 Telecopy No.:  (617) 345-8752

           With a copy (which shall not constitute notice) to:

                 Hunton & Williams
                 Riverfront Plaza, East Tower
                 951 East Byrd Street
                 Richmond, Virginia  23219
                 Attention:  Kenneth J. Alcott
                 Telecopy No.:  (804) 788-8218

           If to Purchaser:

                 Paragon Group L.P.
                 c/o Paragon Group Property Services, Inc.
                 7557 Rambler Road
                 Dallas, Texas  75231
                 Attention:  William R. Cooper
                 Telecopy No.:  (214) 891-2019

           With a copy (which shall not constitute notice) to:

                 Paragon Group Property Services, Inc.
                 12400 Olive Boulevard
                 Suite 100
                 St. Louis, Missouri  63141
                 Attention:  Gwen Knight
                 Telecopy No.:  (314) 878-8724

           And with a copy (which shall not constitute notice) to:

                 Stutzman & Bromberg,
                 A Professional Corporation
                 2323 Bryan Street
                 Suite 2200
                 Dallas, Texas  75201
                 Attention:  Myron D. Stutzman
                 Telecopy No.:  (214) 969-4999

           If to Escrow Agent:

                 Title Insurers Agency, Inc.
                 226 South Meramec
                 Suite 100
                 St. Louis, Missouri  63105
                 Attention:  Lawrence E. Kuder
                 Telecopy No.:  (314) 721-2179

     or such other address as the addressee may indicate by written notice to the other parties.

           Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     9.3 GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ANY CLAIMS OR DISPUTES RELATING THERETO SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF MISSOURI (BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF).

     9.4 Benefit and Assignment. Neither Purchaser nor Seller shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, that Purchaser may assign this Agreement, without the consent of Seller, to any person or entity controlled by or under common control with Purchaser, but any such assignment shall not relieve Purchaser of its obligations hereunder.

           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     9.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     9.6 Entire Agreement; Amendment. This Agreement contains the final and entire agreement between the parties hereto with respect to the Transaction and is intended to be an integration of all prior negotiations and understandings. Seller and Purchaser shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

     9.7 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     9.8 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. it shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                                 SELLER:

                         PAINE WEBBER INCOME PROPERTIES
                                 TWO LIMITED PARTNERSHIP

                                 By:  Second Income Properties, Inc.,
                               its general partner



                              By: /s/ Paul Corrigan
                                  Name: Paul Corrigan
                                  Title: Vice President



                                 PURCHASER:

                                 PARAGON GROUP L.P.

                                 By:  Paragon Group GP Holdings, Inc.
                                 General Partner



                                  By: /s/ Steven A. Means
                                  Name:  Steven A. Means
                                  Title:   Senior Vice President


                                 ESCROW AGENT:

                           TITLE INSURERS AGENCY, INC.



                            By: /s/ Lawrence E. Kudor
                            Name: Lawrence E. Kudor
                            Title: Vice President




     The undersigned hereby consents to the Transaction on the terms and conditions set forth in the Agreement, waives any restrictions on the transfer of the Partnership Interest as contemplated in the Agreement that might otherwise apply under the terms of the Partnership Agreement and any right of first refusal which the undersigned may have under the terms of the Partnership Agreement.

                            PARAGON GENERAL PARTNER:

                                 ST. LOUIS SPANISH TRACE COMPANY, L.P.


                                 By:  /s/ Lewis A. Levey
                                    Lewis A. Levey,
                                    Managing General Partner

                       ASSIGNMENT OF PARTNERSHIP INTEREST





           This ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") is made as of October 1 1995 by PAINE WEBBER INCOME PROPERTIES TWO LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller").

           WHEREAS, Seller is a general partner, and St. Louis Spanish Trace Company, L.P., a Missouri limited partnership (the "Paragon General Partner"), is the other general partner of Spanish Trace Associates, a Missouri general partnership (the "Partnership"), pursuant to that certain Partnership Agreement dated as of December 23, 1980, as subsequently amended (the "Partnership Agreement");

           WHEREAS, Seller and Paragon Group L.P., a Delaware limited partnership ("Purchaser"), have entered into an Acquisition Agreement dated as of October 17, 1995 (the "Acquisition Agreement"), pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all of Seller's partnership interest (the "Partnership Interest") in the Partnership, all in accordance with and subject to the terms and conditions set forth in the Acquisition Agreement.

           WHEREAS, Purchaser has as of even date herewith assigned all its right, title and interest to receive the Partnership Interest to Paragon Group - Spanish Trace Partners, a Missouri general partnership ("Assignee").

           NOW,  THEREFORE,  for  and in  consideration  of the  payment  of the
Purchase Price (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained in the Acquisition Agreement, and pursuant to the terms of the Acquisition Agreement, Seller does hereby bargain, sell, assign, transfer, convey and deliver to Assignee, free and clear of all liens, encumbrances, security interests and other claims, all of Seller's right, title and interest in the Partnership Interest.

           TO HAVE  AND TO HOLD the  same  unto  Assignee,  its  successors  and
assigns,   and  Seller  does  further  hereby  withdraw  as  a  partner  of  the
Partnership.

     1. Seller fully and generally warrants to Assignee, its successors and assigns, the right and title to the Partnership Interest.

           2. This Assignment may be executed in any number of counterparts which, when taken together, shall constitute a single, binding agreement.

           3. Seller, Purchaser and Assignee agree to execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further action as may be reasonably necessary in order to effect the transactions contemplated by this Assignment to effect and evidence the conveyance of the Partnership Interest in accordance with the terms of this Assignment and the Acquisition Agreement.



      [SEE FOLLOWING PAGE FOR SIGNATURES]

           IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of the date first written above.

                                   SELLER:

                                   PAINE WEBBER INCOME PROPERTIES TWO
                               LIMITED PARTNERSHIP

                                   By:   Second Income Properties, Inc.,
                                         General Partner



                                         By:/s/ Paul Corrigan
                                         Name:  Paul Corrigan
                                         Title:  Vice President


           Purchaser and Assignee hereby assume the obligations arising under the Partnership Agreement with respect to the Partnership Interest arising from and after the date hereof.


                                   PURCHASER:

                                   PARAGON GROUP L.P.

                                   By:   Paragon Group GP Holdings, Inc.,
                                 General Partner


                                         By:   /s/ Steven A. Means
                                         Name:   Steven A. Means
                                         Title:    Senior Vice President



                                   ASSIGNEE:

                                   PARAGON GROUP - SPANISH TRACE PARTNERS

                                   By:   Paragon Group L.P.,
                                         General Partner

                                         By: Paragon Group GP Holdings,
                                             Inc., General Partner


                                         By:    /s/ Lawrence E. Kudor
                                         Name:  Lawrence E. Kudor
                                         Title:   Vices President




           The Paragon General Partner hereby consents to the transfer of Seller's Partnership Interest in the Partnership to Assignee on the terms and conditions set forth in the Acquisition Agreement and this Assignment, and waives any restrictions on such transfer that might apply under the Partnership Agreement. The Paragon General Partner hereby consents to the substitution of Assignee into the Partnership as a general partner in the place and stead of Seller.


                            PARAGON GENERAL PARTNER:

                                   ST. LOUIS SPANISH TRACE COMPANY, L.P.



                                   By:    /s/ Lewis A. Levey
                                         Lewis A. Levey,
                                         Managing General Partner

                                    FORM 8-K

                                 CURRENT REPORT

                 PAINE WEBBER INCOME PROPERTIES TWO LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PAINE WEBBER INCOME PROPERTIES
                                 TWO LIMITED PARTNERSHIP
                                      (Registrant)





                              By: /s/ Walter V. Arnold
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  December 28, 1995



                             BILATERAL SETTLEMENT STATEMENT


CLOSING DATE:  12/28/95                   ESCROW NO:  00441-000075587-001

   PROPERTY:  TREAT COMMONS - PHASE II                WALNUT CREEK, CA
   SELLERS:                                           BUYER/BORROWERS:
   TCR WALNUT CREEK LIMITED PARTNERSHIP               SECURITY CAPITAL PACIFIC TRUST


               $12,124,500.00   Sales Price                 $12,124,500.00
                                Earnest Money Deposit                       $  121,245.00
$  7,295,529.97                 PRINCIPAL BDALANCE -
                                PRUDENTIAL LOAN                           $  7,295,529.97

                                EXTENSION DEPOSIT 12/21/95                   $ 200,000.00
                                TRANSFER FROM PHASE I
                                  CLOSING                                  $ 5,008,130.22
                                INTEREST ON ESCROW DEPOSIT                      $  538.30

                                Loan Charges to the Prudential Realty Group
  $  73,033.00                  Assumption fee to
 $  338,938.00                  BUYDOWN FEE
                                EXISTING LENDER FEES EXCLUDING
                                ASSUMPTION $ 10,000.00
   $  2,786.99                  BALANCE OF LEGAL FEE DUE
                                 STEEF, LEVITT & WEISS
    $ 2,230.00                  ENDORSEMENTS - FIRST AMERICAN
                                 TITLE POLICY #763530

   $  2,655.95                  COUNTY TRANSFER TAX (VALUE
                                 LESS LIENS @ 1.10/1000)         $2,655.95

                           Prorations and Adjustments
                  $  1,708.31   County Taxes from 12/28/95 to 01/01/96$1,708.31
                    $  388.62   DECEMBER SERVICE CONTRACTS        $ 388.62
    $62,722.00                  SECURITY DEPOSITS                             $ 62,722.00
    $ 1,122.39                  PREPAID RENT - JANUARY 1996                    $ 1,122.39
   $ 16,816.00                  RENTS @ 130,339.23 MO 12/28/95 - 1/1/96
$ 16,816.00

   $151,566.25                  Commission paid at Settlement

     $  750.00                  Settlement or Closing fee        $  750.00
    $ 4,485.50                  Title Insurance to Chicago Title Company       $ 4,485.50

                                ENDORSEMENTS TO TITLE POLICY     $1,591.00
     $  100.00                  Recording Fees                   $  100.00

   $  7,500.00                  Survey to
                         PREPAID INTEREST TO PRUDENTIAL
                         12/29/ - 1/14 @7.50% $25,838.30
    $24,229.24                  PREPAID ITEREST TO PRUDENTIAL
                                 12/15 - 12/28 @ 8.54%
 $7,984,465.29                  TOTAL DEBITS/CHARGES        $12,172,017.68
$12,126,596.93TOTAL CREDITS                                 $12,706,103.88

$4,142,131.64                                    Net Proceeds to Seller

                                Net Refund to Buyer           $ 534,086.20


APPROVED:

TCR Walnut Creek Limited Partnership            Security Capital Pacific Trust

By:  /s/ Peter F. Sullivan                     By:

Date:  12/28/95                                 Date:

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